                                                                 Exhibit 99.3

CONSOLIDATED BALANCE SHEETS
31-Mar-02
(in thousands, except share amounts)

ASSETS                                               ICPT (a)    iBill (b)      EPX (c)      adjustments       Consolidated
------                                               --------    ---------      -------      -----------
CURRENT ASSETS:
Cash and cash equivalents                           $  25,021    $ 18,732       $    625      $       -          $  44,378
Restricted cash                                             -       3,000            296              -              3,296
Short-term investments                                 51,333           -              -        (33,306) (d)        18,027
Accounts receivable, net                               19,105      15,134          7,026          5,915  (d)
                                                                                                 (5,945) (f)        41,235
Accounts receivable - related parties                   7,108           -            657              -              7,765
Deferred tax assets                                     1,249           -              -              -              1,249
Inventory, prepaid expenses, and other                 15,417         327            340              -             16,084
                                                    ---------    --------       --------      ---------          ---------
Total current assets                                  119,233      37,193          8,944        (33,336)           132,034

PROPERTY AND EQUIPMENT, net                            29,248      10,831          4,206         (7,863) (d)        36,422

INTANGIBLE ASSETS, net                                127,901           -          3,748        119,097  (d)
                                                                                                 (3,748) (e)
                                                                                                 60,848  (e)       307,846

ADVANCES TO NETZEE                                     10,528           -              -              -             10,528

INVESTMENT IN AFFILIATE                                     -           -              -              -                  -

OTHER NONCURRENT ASSETS                                 2,266         335             39            (39) (e)         2,601
                                                    ---------    --------       --------      ---------          ---------

Total assets                                        $ 289,176    $ 48,359       $ 16,937      $ 134,959          $ 489,431
                                                    =========    ========       ========      =========          =========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:

Current maturities of long-term debt                $       -    $      -      $   4,331      $  30,000  (d)     $  34,331
Accounts payable and accrued liabilities                6,985       5,774         16,907          2,000  (d)
                                                                                                    495  (e)
                                                                                                 (5,945) (f)        26,216
Client payouts                                              -      27,524              -              -             27,524
Deferred payouts                                            -      18,210              -              -             18,210
Deferred revenue                                       10,794           -              -              -             10,794
                                                    ---------    --------       --------      ---------          ---------

Total current liabilities                              17,779      51,508         21,238         26,550            117,075

LONG-TERM DEBT, less current maturities                 2,212           -          1,361         48,694  (d)        52,267

DEFERRED TAX LIABILITY                                  3,699           -              -              -              3,699

DEFERRED REVENUE                                          372           -              -              -                372
                                                    ---------    --------       --------      ---------          ---------

Total liabilities                                      24,062      51,508         22,599         75,244            173,413
                                                    ---------    --------       --------      ---------          ---------

MINORITY INTEREST                                         230           -              -              -                230
                                                    ---------    --------       --------      ---------          ---------

SHAREHOLDERS' EQUITY:

Preferred stock                                             -           -              -              -                  -
Common stock                                          245,138           -          3,538         (3,538) (e)
                                                                                                 50,904  (e)       296,042
Treasury stock                                              -           -           (224)           224  (e)             -
Partners' equity                                            -      (3,149)             -          3,149  (d)             -
Retained earnings                                      19,799           -         (8,976)         8,976  (e)        19,799
Accumulated other comprehensive loss                      (53)          -              -              -                (53)
                                                    ---------    --------       --------      ---------          ---------

Total shareholders' equity                            264,884      (3,149)        (5,662)        59,715            315,788
                                                    ---------    --------       --------      ---------          ---------

Total liabilities and shareholders' equity          $ 289,176    $ 48,359       $ 16,937      $ 134,959          $ 489,431
                                                    =========    ========       ========      =========          =========

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(in thousands, except per share amounts)

                                                           ICPT (a)      iBill (b)     EPX (c)      adjustments        Consolidated
                                                          ----------     ---------     -------      -----------
REVENUES:
Service fee income                                         $ 114,590     $      -     $       -      $       -           $ 114,590
Merchant processing income                                         -       51,498        36,300        (23,390) (h)         64,408
Data communications management income                          7,424            -             -              -               7,424
Equipment and product sales, services, and other               8,758            -             -              -               8,758
                                                           ---------     --------     ---------      ---------           ---------

Total revenues                                               130,772       51,498        36,300        (23,390)            195,180
                                                           ---------     --------     ---------      ---------           ---------

COSTS OF SERVICES:

Cost of service fee income                                    42,745            -             -              -              42,745
Cost of merchant processing income                                 -       24,250        26,554        (23,390) (h)         27,414
Cost of data communications management income                  5,528            -             -              -               5,528
Cost of equipment and product sales, services, and other       6,724            -             -              -               6,724
                                                           ---------     --------     ---------      ---------           ---------

Total costs of services                                       54,997       24,250        26,554        (23,390)             82,411

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES (A)             42,504       18,382        13,149              -              74,035

DEPRECIATION AND AMORTIZATION                                 11,483        3,566         1,646          1,530  (d)
                                                                                                         1,257  (e)         19,482
                                                           ---------     --------     ---------      ---------           ---------

Total operating expenses                                     108,984       46,198        41,349        (20,603)            175,928
                                                           ---------     --------     ---------      ---------           ---------

OPERATING INCOME                                              21,788        5,300        (5,049)        (2,787)             19,252

INTEREST AND OTHER INCOME, NET (B)                             2,667        1,141          (978)        (2,828) (f)
                                                                                                        (1,419) (g)         (1,417)
                                                           ---------     --------     ---------      ---------           ---------

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES,
EQUITY IN LOSS OF AFFILIATE, AND MINORITY INTEREST            24,455        6,441        (6,027)        (7,034)             17,835

PROVISION (BENEFIT) FOR INCOME TAXES                           3,144            -             -            252  (i)
                                                                                                        (2,290) (j)          1,106

EQUITY IN LOSS OF AFFILIATE                                  (16,848)           -             -              -             (16,848)

MINORITY INTEREST                                                (19)           -             -              -                 (19)
                                                           ---------     --------     ---------      ---------           ---------
NET INCOME (LOSS)                                          $   4,444     $  6,441     $  (6,027)     $  (4,996)          $    (138)

NET INCOME (LOSS) PER COMMON SHARE:

Basic shares                                                  15,434                                     1,350 (k)          16,784
Diluted shares                                                16,397                                       387 (l)          16,784

Basic                                                      $    0.29                                                        ($0.01)
                                                           =========                                                         =====
Diluted                                                    $    0.27                                                        ($0.01)
                                                           =========                                                         =====

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31,  2002
(in thousands, except per share amounts)

                                                                      ICPT (a)    iBill (b)     EPX (c)    adjustments  Consolidated
                                                                      --------    ---------    --------    -----------
REVENUES:
Service fee income                                                    $ 33,999    $       -    $      -    $      -      $   33,999
Merchant processing income                                                   -       13,747      19,282     (16,382) (h)     16,647
Data communications management income                                    1,974            -           -           -           1,974
Equipment and product sales, services, and other                         1,703            -           -           -           1,703
                                                                      --------    ---------    --------    --------      ----------

Total revenues                                                          37,676       13,747      19,282     (16,382)         54,323
                                                                      --------    ---------    --------    --------      ----------

COSTS OF SERVICES:

Cost of service fee income                                              14,153            -           -           -          14,153
Cost of merchant processing income                                           -        8,479      17,185     (16,382) (h)      9,282
Cost of data communications management income                            1,363            -           -           -           1,363
Cost of equipment and product sales, services, and other                 1,261            -           -           -           1,261
                                                                      --------    ---------    --------    --------      ----------

Total costs of services                                                 16,777        8,479      17,185     (16,382)         26,059

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES (A)                       12,185        6,385       2,261           -          20,831

DEPRECIATION AND AMORTIZATION                                            2,414        2,868         373         382  (d)
                                                                                                                369  (e)      6,406
                                                                      --------    ---------    --------    --------      ----------

Total operating expenses                                                31,376       17,732      19,819     (15,631)         53,296
                                                                      --------    ---------    --------    --------      ----------

OPERATING INCOME                                                         6,300       (3,985)       (537)       (751)          1,027

INTEREST AND OTHER INCOME, NET (B)                                       1,178          152        (258)       (710) (f)
                                                                                                               (355) (g)          7
                                                                      --------    ---------    --------    --------      ----------

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES, EQUITY IN LOSS
OF AFFILIATE, AND MINORITY INTEREST                                      7,478       (3,833)       (795)     (1,816)          1,034

PROVISION (BENEFIT) FOR INCOME TAXES                                     2,756            -           -      (2,006) (i)
                                                                                                               (302) (j)        448

EQUITY IN LOSS OF AFFILIATE                                             (1,487)           -           -           -          (1,487)

MINORITY INTEREST                                                           (7)           -           -           -              (7)
                                                                      --------    ---------    --------    --------      ----------

NET INCOME (LOSS)                                                     $  3,228    $  (3,833)   $   (795)   $    492      $     (908)

NET INCOME (LOSS) PER COMMON SHARE:

Basic shares                                                            17,996                                1,350 (k)      19,346
Diluted shares                                                          19,125                                  221 (l)      19,346

Basic                                                                 $   0.18                                               ($0.05)
                                                                      ========                                           ==========
Diluted                                                               $   0.17                                               ($0.05)
                                                                      ========                                           ==========

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

These unaudited pro forma condensed consolidated financial statements give effect to the following events as if they occurred (a) on March 31, 2002 for the balance sheet and (b) at the beginning of the period presented for each of the statement of operations:

  . Our acquisition of Internet Billing Company, Ltd. ("iBill") in April 2002 . Our acquisition of Electronic Payment Exchange, Inc. ("EPX") in May 2002

A more detailed description of the iBill acquisition may be found under Item 2 of the Current Report on Form 8-K InterCept filed on April 23, 2002. Effective April 8, 2002 (funded on April 9, 2002),we acquired iBill. The consideration exchanged was approximately $112 million, $19.6 million which was placed in escrow to secure iBill's representations and warranties. We are also obligated to pay additional quarterly earnout payments for a period of six quarters ending December 31, 2003, contingent upon whether the acquired business achieves certain financial targets. We have an option to buy out the remaining contingent earnout obligation at any time by paying $8 million per remaining quarter.

A more detailed description of the EPX acquisition may be found under Item 2 of the Current Report on Form 8-K InterCept filed on June 5, 2002. Effective May 24, 2002, we acquired EPX in exchange for 1,349,894 shares of stock valued at $24.97 per share and agreed to assume up to $13,056,000 of liabilities. 269,979 of these shares were placed in escrow to satisfy liabilities and unresolved contingencies in excess of $13,056,000 existing at the closing date and to secure EPX's representations and warranties.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma financial data, those allocations are based upon currently available information and management's estimates. The final allocation of the purchase price may differ. The unaudited pro forma financial data do not purport to represent what the combined results of operations or financial position would actually have been if the acquisitions had occurred as described below. The pro forma statements of operations may not be representative of InterCept's future results of operations.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2002 reflects the following adjustment as if they occurred on January 1, 2002:

     (a) Represents the historical unaudited balance sheet of InterCept as of March 31, 2002 contained in its Current Report on Form 10-Q filed with the SEC on May 15, 2002.

     (b) Represents the historical unaudited consolidated balance sheet of iBill and subsidiaries as of March 31, 2002.

     (c) Represents the historical unaudited consolidated balance sheet of EPX and subsidiaries as of March 31, 2002.

     (d) Reflects the payment of cash, the increase in debt and the recording of intangible assets associated with the purchase of iBill, including the reclassification of $7.9 million of iBill capitalized technology from property and equipment to intangibles. The $112.0 million of cash consideration was satisfied through $48.7 million from InterCept's line of credit with Wachovia Bank, National Association (formerly First Union National Bank), $30.0 million from InterCept's loan from the Peoples' Bank of Winder and $33.3 million from InterCept's short term investments. Transaction costs of approximately $2.0 million were incurred as a result of the purchase. All borrowings under the Wachovia line of credit are due in June 2004 and currently bear interest at 3.11%. The Peoples' Bank loan matures in December 2002, currently bears interest at 4.38%, and is secured by certificates of deposit which will be paid against the loan as they mature. The pro forma adjustments also include a receivable due from the iBill partners of $5.9 million that is equal to the excess of the working capital deficit over $8,400,000 as of March 31, 2002. In accordance with the purchase agreement, the partners agreed to reimburse InterCept for the amount by which the working capital deficit exceeds $8,400,000 upon closing of the acquisition. The excess of the purchase price over net tangible assets acquired totaled $119.1 million and was preliminarily allocated to customer relationships, domain names, patents and technology, trade names, and goodwill. Customer relationships, domain names, and patents and technology will be amortized over ten years. Trade names and goodwill, which are indefinite lived assets, will not be amortized but will be tested for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value below its carrying value. In addition to the purchase price indicated above, the agreement includes contingent consideration based on achievement of certain future financial targets. This additional consideration will be recorded to goodwill when the contingency is resolved.

     (e) Reflects the issuance of common stock and the recording of intangible assets associated with the purchase of EPX, including the elimination of acquisition related intangibles previously recorded by EPX. Transaction costs of approximately $495,000 were incurred as a result of the purchase. The excess of the purchase price over net tangible assets acquired totaled $60.8 million and was preliminarily allocated to customer relationships, technology, noncompete agreements, and goodwill. Customer relationships, technology, and noncompete agreements will be amortized over 20 years, 7 years, and 5 years, respectively. Goodwill, which is an indefinite lived asset, will not be amortized but will be tested for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value below its carrying value.

     (f) Represents an adjustment to state EPX receivables at the net amount due from its clearing and settlement banks for its prior month's fees and to eliminate the liability (primarily interchange fees) which have already been taken from the previous month's daily settlements by the associations.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2002 and the year ended December 31, 2001 reflect the following adjustments as if they occurred on January 1, 2001:

     (a) Represents the historical statements of operations of InterCept for the three months ended March 31, 2002 contained in its Quarterly Report on Form 10-Q filed with the SEC on May 15, 2002 and the year ended December 31, 2001 contained in its Annual Report on Form 10-K filed with the SEC on April 1, 2002.

     (b) Represents the historical consolidated statements of operations of iBill for the three months ended March 31, 2002 and the year ended December 31, 2001.

     (c) Represents the historical consolidated statements of operations of EPX for the three months ended March 31, 2002 and the year ended December 31, 2001.

     (d) Reflects the additional amortization of the intangible assets recognized upon the acquisition of iBill of $1.5 million for the year ended December 31, 2001 and $382,000 for the three months ended March 31, 2002.

     (e) Reflects the additional amortization of the intangible assets recognized upon the acquisition of EPX of $2.4 million for the year ended December 31, 2001 and $645,000 for the three months ended March 31, 2002.

     (f) Reflects interest expense associated with the increased debt of $78.7 million used to fund the iBill acquisition.

     (g) Reflects the reduction of interest income on InterCept's marketable securities used to finance the iBill acquisition.

     (h) Represents certain costs of merchant processing not controlled by EPX (primarily interchange fees charged by credit card associations) which will be netted with processing revenues.

     (i) Reflects the adjustment to the income tax provision for the historical earnings of iBill and the pro forma adjustments assuming a 38% tax rate for all periods.

     (j) Reflects the adjustment to the income tax benefit for the historical losses of EPX assuming a 38% tax rate for all periods. Amortization associated with intangibles from this acquisition will not be deductible for tax purposes and thus the related pro forma adjustment has been excluded from the tax benefit calculation.

     (k) Reflects the shares of common stock issued to EPX in conjunction with the purchase.

     (l) Reflects the shares of common stock issued to EPX in conjunction with the purchase, less common stock equivalents included in InterCept's historical diluted shares that are anti-dilutive due to the pro-forma net loss.